Fort Lauderdale (USA – FL), on March 21, 2003

Messrs. Meliorbanca S.p.A. Loan Department Via Borromei 5 20123 Milan

Following up on your correspondence of today, we are hereby repeating it in its entirety as a sign of consent and acceptance.

         Messrs.
         Enerl S.r.l.
         (formerly On Power Battery S.r.l.)
         Via Leopardi No. 27
         Milan

         Enrl Group Inc.
         (formerly Enerl Holdings Inc.)
         1601 Clint Moore Road
         Boca Raton, FL 33487

         Enerl Inc.
         (formerly Imprimis Inc.)
         1601 Clint Moore Road
         Boca Raton, FL 33487

         Enerl Battery Company
         (formerly Enerl USA Inc.)
         1601 Clint Moore Road
          Boca Raton, FL 33487

         Mr. Peter Novak
         c/o
         Enerl Inc.
         1601 Clint Moore Road
         Boca Raton, FL 33487

         Mr. Mike Zoi
         c/o
         Enerl Inc.
         1601 Clint Moore Road
         Boca Raton, FL 33487

[at right:]	Enerl Battery Company Mr. Peter Novak Mr. Mike Zoi	[initials] [initials] [initials]	Enerl S.r.l. Enerl Group Inc. Enerl Inc.	[initials] [initials] [initials]

Milan, March 21, 2003

Dear Sirs:

With respect to the existing agreements:

Whereas

a)	Enerl S.r.l. (formerly On Power Batter S.r.l. – hereinafter also the “Company”), a company duly established with domicile in Milan, Via Leopardi 27, today controlled by Messrs. Mike Zoi, Peter Novak and Jacopo Mariani and Enerl Inc., with respective interests of 15.111%, 15.107%, 0.005% and 69.778%.

b)	Enerl Battery Company, Enerl Inc. and Enerl Group Inc. are companies duly established under the laws of the State of Florida – USA, and indirectly by the founding partners of the Company’s business: Mike Zoi and Peter Novak;

c)	Enerl Inc., controlling 100% of Enerl Battery Company, is a company duly established under the laws of the state of Florida – USA, quoted on the Nasdaq market – OTCCB – and 96% controlled by Enerl Group Inc. (FL-USA).

d)	Enerl Group Inc., controlling 100% of Enerl Inc., is a company duly established under the laws of the State of Florida – USA, and 63% controlled by ZN LLC (USA) and 37% by Bzinfin SA, respectively.

e)	on 09/18/2000 the Company and the Bank formalized a medium-term variable rate mortgage finance agreement (hereinafter the “Original Agreement”) in an amount equal to 11,878,508.68 euros (formerly 23,000,000,000 lire) (hereinafter the “Financing”), executed before the notary Dr. Maurizio Anni in Cagliari no. 82284/27970.

f)	The Financing is guaranteed by the first voluntary mortgage granted by the Company to the Bank, on an industrial property belonging to the Company, for a total amount of 14,460,793.17 euros (formerly 28,000,000,000 lire) in addition to special privileges, up to the total amount of 11,878,508.68 euros (formerly 23,000,000,000 lire) on machinery existing at that time (pursuant to registration no. 17670 deposited with the Tribunal of Cagliari on 10/25/2000 – partially pursuant to the list in Attachment “A”) as well as such as may in the future come to form part of the Company’s assets.

g)	The Company proceeded, without ever having received in any manner agreement from the Bank, to sell directly and/or indirectly to Enerl Battery Company and Enerl Group Inc. (United States companies ultimately controlled by the same businessmen), all its own machinery and plant (covered by the privilege cited above), transferring to it at the same time nearby premises belonging to the same assignees in the State of Florida – USA, in the city of Boca Raton.

[at right:]	Enerl Battery Company Mr. Peter Novak Mr. Mike Zoi	[initials] [initials] [initials]	Enerl S.r.l. Enerl Group Inc. Enerl Inc.	[initials] [initials] [initials]

h)	On 01/15/2002 the Company, Enerl Group Inc. (formerly Enerl Holdings Inc.), Enerl Battery Company (formerly Enerl USA Inc.) and the Bank signed a supplementary agreement (hereinafter the “Supplementary Agreement”) with respect to the Original Agreement.

i)	pursuant to the Supplementary Agreement, Enerl Group Inc. (formerly Enerl Holdings Inc.), Enerl Battery Company (formerly Enerl USA Inc.) and Messrs. Mike Zoi and Peter Novak became joint and several guarantors of the Company to guarantee all the obligations assumed by the Company with respect to the Bank, up to an amount of 6,000,000.00 euros.

j)	pursuant to the Supplementary Agreement, and always to guarantee all the obligations assumed by the Company with respect to the Bank, Enerl Group Inc. (formerly Enerl Holdings Inc.) and Messrs. Mike Zoi and Peter Novak have assigned to1 the Bank’s all their own credit rights, direct and indirect, held with respect to the Company in virtue of the financing granted and the amounts paid under various titles.

k)	The Bank, pursuant to the clause stipulated in Article 3 third paragraph of the Original Agreement, in the absence of performance of the conditions cited in Article 3 sub. i), ii), iii), iv), v) and vi) of the Original Agreement, and with respect to that stipulated in the Supplementary Agreement, has proceeded to disburse, as part of the Financing, the amount of 5,269,989.88 euros; such disbursement was deemed a first and last availment (hereinafter the “Availment”) with a duration of 6 months as part of the Financing pursuant to the Original Agreement.

l)	The Availment, on the first due date of 06/30/2002, was renewed monthly until the final due date of 12/31/2002, pursuant to the Supplementary Agreement.

m)	In parallel, the Company has provided for a partial reduction in the principal of the Availment, which on 12/31/2002 amounted to 2,677,685.33 euros.

n)	The Bank, at the request of the Company, has stated that it is amenable to a subsequent redefinition of the repayment conditions for the Financing pursuant to all the terms and conditions of the Original Agreement and as amended in the Supplementary Agreement.

o)	All guaranties contained in the Original Agreement, and the Supplementary Agreement, to the exclusion of any novation, remain unchanged, valid and in full force and effect even after the redefinition of the due dates and the method of repayment of the Financing, excluding once again any attempt at or effect of novation.

p)	The agreement resulting from the acceptance by the Company, if applicable, of the present proposal is hereinafter defined as “The Supplementary Agreement.”

1 Tr.: hanno postergato a. Postergare means to postpone or to defer, and it does not take any preposition (in this case “a”). Given this, I have assumed they meant assigned to because it’s the only thing that makes sense in this context.

[at right:]	Enerl Battery Company Mr. Peter Novak Mr. Mike Zoi	[initials] [initials] [initials]	Enerl S.r.l. Enerl Group Inc. Enerl Inc.	[initials] [initials] [initials]

Wherefore

Article 1. EFFECTIVENESS

The preceding clauses form an integral part of the present Supplementary Agreement with the force and effect of a contract.

The effectiveness of the present Supplementary Agreement is suspensively conditioned on the occurrence of performance on the part of the Company of the obligations cited in Article 7 points (a), (c), (d) and (e), below, at the times and in the manner therein indicated.

Article 2. RECOGNITION OF THE DEBT UNDER THE FINANCING
PURSUANT TO THE ORIGINAL AGREEMENT

The Company recognizes and acknowledges that it is the debtor of the Bank, pursuant to the Original Agreement as modified and supplemented in the Supplementary Agreement, after the partial repayment of principal made under the Financing, in a principal amount of 2,677,685.33 euros (hereinafter “Residual Debt”).

Article 3. EXTENSION OF THE MATURITY
OF THE ORIGINAL AGREEMENT

The maturity of the Original Agreement as modified and supplemented in the Supplementary Agreement, is extended from 12/31/2002 to 03/15/2004.

Such extension is suspensively conditioned on the occurrence of performance on the part of the Company of the obligations cited in Article 7 points (a), (c), (d) and (e), below, at the times and in the manner therein indicated.

Article 4. METHOD OF REPAYMENT OF THE RESIDUAL DEBT

The Company undertakes to repay the Residual Debt or such as is owed to the Bank as the principal portion of the Financing, in 13 installments of which 12 are monthly payments in arrears of 100,000.00 euros each, the first due on 03/31/2003 and thereafter on the last day of each month through 02/28/2004, inclusive, and the last due on 03/31/2004, in the principal amount of 1,477,685.33 euros.

[at right:]	Enerl Battery Company Mr. Peter Novak Mr. Mike Zoi	[initials] [initials] [initials]	Enerl S.r.l. Enerl Group Inc. Enerl Inc.	[initials] [initials] [initials]

If the date agreed for the payment of any amount owed by the Company by dint of the present contract should fall on a non-banking day in Milan, the respective payment shall be made with a value [date] on the immediately subsequent banking day in Milan.

Article 5. PAYMENT OF INTEREST

The Company, as stipulated in the Supplementary Agreement, must pay under the Financing the interest due on the due date of 12/31/2002, equivalent to 38210.83 euros.

After 01/01/2003 the Company shall owe on the Financing now equal to the Residual Debt, variable monthly interest, equal to the Euribor 1-month rate increased by 2 (two) percentage points per annum, obtained for the first time with a value date of 01/01/2003.

Interest shall be paid in arrears, during the period 01/01/2003 – 03/31/2003, the first time on 03/31/2003 and thereafter on the last day of each month through 03/31/2004 inclusive.

Interest shall be calculated based on the number of days effectively elapsed between the start date and the due date of the interest period, using a 360-day year. The calculation shall be made including the date of disbursement and excluding the due date.

The Company further undertakes to reimburse any other accessory charge on the respective due date but by no later than the last due date on 03/31/2004.

If the date agreed for the payment of any amount owed by the Company by dint of the Original Agreement and as hereby amended and supplemented, should fall on a non-banking day in Milan, the respective payment shall be made with a value [date] on the immediately subsequent banking day in Milan.

[at right:]	Enerl Battery Company Mr. Peter Novak Mr. Mike Zoi	[initials] [initials] [initials]	Enerl S.r.l. Enerl Group Inc. Enerl Inc.	[initials] [initials] [initials]

Article 6. ARREARS INTEREST

Any amount owed by the Company under any title as part of the present contract and unpaid, whether related to the principal or interest, all expenses and accessory charges, shall produce ipso jure in favor of the Bank arrears interest at the interest rate determined in Article 5 of the present contract increased by a further 2 (two) percentage points per year.

Such interest shall accrue of law, without need of any notice or placement in default, but only through the expiration of the term and without prejudice to the authority to deem the present contract terminated. The aforementioned stipulation is also applicable however, to cases of forfeiture of the benefit of the term and termination of the contract stipulated in the present contract.

The arrears interest cited above shall be applicable, without any periodic capitalization, from the due date of the installment payment, with respect to the repayment plan of the present financing, and/or the date of forfeiture of the benefit of the term and/or the termination of the contract through the time of effective payment.

Article 7. CONDITIONS PRECEDENT AND

MISCELLANEOUS OBLIGATIONS

All the obligations assumed under the Original Agreement as amended and supplemented in the Supplementary Agreement and pursuant to the preceding articles being unaltered and unchanged, the Company together with Enerl Group Inc. (formerly Enerl Holdings Inc.), Enerl Inc. (formerly Imprimis Inc.), Enerl Battery Company (formerly Enerl USA Inc.), Mike Zoi and Peter Novak, jointly and severally further undertake:

[at right:]	Enerl Battery Company Mr. Peter Novak Mr. Mike Zoi	[initials] [initials] [initials]	Enerl S.r.l. Enerl Group Inc. Enerl Inc.	[initials] [initials] [initials]

(a)	to pay to the Bank, with a value date of today, the amount of 38,210.83 euros, for the payment of the amount due for compensatory and arrears interest owed through today not paid under the Financing.

(b)	to sign, as already described in the Supplementary Agreement, a finance agreement (“Closing”) with a first-tier Financial Institution, which provides as a first unconditional availment a payment in favor of the Bank in order to extinguish fully all credit rights held by the latter with respect to the Company.

(c)	to provide to the Bank, by 03/30/2003, a detailed list of the machinery and plant, originally forming part of the assets of Enerl S.r.l., and encumbered with a special lien in favor of the Bank (as better indicated above), partially summarized in Appendix “A,” now the property of the United States company connected to the businessmen Mike Zoi and Peter Novak.

(d)	to provide the Bank, by 03/31/2003, a formal recognition document, full and unconditional, on the part of the current and effective owners of the machinery and plant (originally forming part of the assets of Enerl S.r.l.) with a special lien established in favor of the Bank, in the amount of 5,000,000.00 euros, and partially summarized in Appendix “A”.

(e)	to provide the Bank, by 03/31/2003, a formal document in favor of the Bank, for an insurance policy against damages, made with a first-tier Insurance Company, with respect to the machinery and plant (originally forming part of the assets of Enerl S.r.l.), with a special endorsement established in favor of the Bank.

(f)	to provide the Bank, by the last day of every month, and for the entire life of the present Supplementary Agreement, a current report on the economic and financial position of Enerl Group Inc. (formerly Enerl Holdings Inc.), Enerl Inc. (formerly Imprimis Inc.) and Enerl Battery Company (formerly Enerl USA Inc.).

[at right:]	Enerl Battery Company Mr. Peter Novak Mr. Mike Zoi	[initials] [initials] [initials]	Enerl S.r.l. Enerl Group Inc. Enerl Inc.	[initials] [initials] [initials]

(g)	to provide all the documentation required to perfect the present transaction as well as for the performance related to the recordation in favor of the Bank or whatever.

(h)	to send to the bank, with respect to the Company, to Enerl Group Inc. (formerly Enerl Holdings Inc.), Enerl Enc. (formerly Imprimis Inc.) and Enerl Batter Company (formerly Enerl USA Inc.) the annual and semiannual (if prepared) balance sheet (whether civil law or consolidated), containing the Report of Management and the Auditor within thirty days from the respective approval by the Meeting of Shareholders and/or Board of Directors, as well as the order of the day of any meetings of shareholders – regular or special – as soon as called, and the respective verbal report, within thirty days of the Meeting of Shareholders.

(i)	to provide the Bank immediately, in case of a request by it, the statements, documentation and any other news or information on its equity and economic status, as well as that of the parent company.

(j)	to notify the Bank, through certified mail, of any decisions to change or of any changes in the corporate structure of the Company or of the parent itself; to notify the Bank of any admissions into bankruptcy proceedings and/or equivalent proceedings, including therein admittance into receivership and/or any other extrajudicial procedure, involving the satisfaction of debts in a manner other than the Company’s or the parent’s normal manner; in general to notify the Bank immediately of any change or event of a technical, productive, administrative, legal or administrative nature, even if publicly know, which might substantially modify negatively the equity, economic or financial position of the Company or of the parent itself or which might harm their operating capacity.

(k)	to provide timely notice to the Bank of any decision to contract further lines of credit of any nature;

[at right:]	Enerl Battery Company Mr. Peter Novak Mr. Mike Zoi	[initials] [initials] [initials]	Enerl S.r.l. Enerl Group Inc. Enerl Inc.	[initials] [initials] [initials]

(l)	not to assign or transfer under any title whether gratuitous and/or temporary, ownership, management and/or the free availability of its goods, of the business itself, of its business assets, line of business, and to maintain it in the best state of efficiency, without prior written consent from the Bank.

Article 8. GUARANTIES

The content of the Original Contract as amended by the Amendment Agreement with respect to the guaranties remaining unchanged and unaltered, Messrs. Mike Zoi and Peter Novak as well as Enerl Inc., Enerl Group Inc. and Enerl Battery Company have received copies and read all their clauses, and they confirm their full agreement with respect to the aforesaid, confirming to the Bank the conditions, the obligations and the guaranties related thereto, even if not restated here, excluding any attempt or effect of novation.

        Article 9. CAUSES FOR LOSS OF THE BENEFIT OF THE TERM – CAUSES FOR
TERMINATION OF SUPPLEMENTARY AGREEMENT II

It is expressly agreed that the occurrence of any of following situations shall constitute causes for the loss by the Company of the benefit of the term:

a)	the failure to respect even one of the obligations cited above in Article 3 sub. (a), (b), (c), (d), (e), (f), (g), (h), (i), (k) and (l) on time and in the manner therein indicated.

b)	a difference between the actual legal, administrative, technical and economic positions of the Company or of Enerl Group Inc. (formerly Enerl Holdings Inc.) or of Enerl Inc. (formerly Imprimis Inc.) or of Enerl Battery Company (formerly Enerl USA Inc.), with respect to that resulting from the documentation produced.

c)	the inexactness and/or incompleteness and/or inaccuracy of the statements and guaranties made pursuant to the preceding articles.

[at right:]	Enerl Battery Company Mr. Peter Novak Mr. Mike Zoi	[initials] [initials] [initials]	Enerl S.r.l. Enerl Group Inc. Enerl Inc.	[initials] [initials] [initials]

d)	related to the respective competent jurisdictions and the related prevailing law, the occurrence of causes to dissolve the company or the convening of a meeting of shareholders for liquidation or the placement into liquidation of even one of the aforementioned companies if not expressly agreed in advance in writing by the Bank.

e)	with respect to the respective competent jurisdictions and the related prevailing law, a request for admittance into a bankruptcy proceeding and/or a similar and/or equivalent proceeding, therein including receivership and/or another extrajudicial and/or equivalent procedure, involving the satisfaction of debts in an manner other than the normal manner of the Company or of Enerl Group Inc. (formerly Enerl Holdings Inc.) or of Enerl Inc. (formerly Imprimis Inc.) or of Enerl Battery Company (formerly Enerl USA Inc.).

f)	with respect to the respective competent jurisdictions and the related prevailing law, the issuance against the Company or of Enerl Group Inc. (formerly Enerl Holdings Inc.) or of Enerl Inc. (formerly Imprimis Inc.) or of Enerl Battery Company (formerly Enerl USA Inc.), of injunctions and/or equivalent orders and/or the occurrence of protests or the equivalent thereof in a cumulative amount greater than 10,000.00 euros.

g)	with respect to the respective competent jurisdictions and the related prevailing law, the institution of precautionary proceedings and/or the equivalent thereof and/or attachment of chattel or the equivalent thereof and/or foreclosure or the equivalent thereof with respect to the Company or of Enerl Group Inc. (formerly Enerl Holdings Inc.) or of Enerl Inc. (formerly Imprimis Inc.) or of Enerl Battery Company (formerly Enerl USA Inc.), in a cumulative amount greater than 10,000.00 euros.

h)	with respect to the respective competent jurisdictions and the related prevailing law, the occurrence of events that materially and negatively affect the legal equity, economic or financial position of the Company or of Enerl Group Inc. (formerly Enerl Holdings Inc.) or of Enerl Inc. (formerly Imprimis Inc.) or of Enerl Battery Company (formerly Enerl USA Inc.), even if reported pursuant to Article 7, above.

[at right:]	Enerl Battery Company Mr. Peter Novak Mr. Mike Zoi	[initials] [initials] [initials]	Enerl S.r.l. Enerl Group Inc. Enerl Inc.	[initials] [initials] [initials]

Termination of the contract is expressly agreed pursuant to Articles 1453 of the Civil Code and/or 1456 of the Civil Code in case of nonpayment upon the due date in the present contract of what is owed as principal and interest, as repayment of the financing and in general in case of nonperformance, inexact or delayed performance of any of the obligations derived from the present document, and/or of any document agreed by the parties in separate documents and/or in any way related to the contract itself, none excluded.

        Article 10. EFFECT OF THE LOSS OF THE BENEFIT OF THE TERM AND/OR OF
TERMINATION OF THE CONTRACT

If the aforementioned hypotheses occur, the Bank is authorized to declare that the Company has lost the benefit of the term or of the present agreement, or to terminate the contract ipso jure with the consequent obligation for the Company to make immediate repayment to the Bank of the full amount disbursed as principal, as well as the compensatory interest due, arrears interest calculated at the rate and as stipulated in the preceding Article 10, accessory charges and anything else owed, the rights with respect to the joint and several co-debtors remaining unaltered and unaffected.

Article 11. JOINT AND SEVERAL OBLIGATIONS

The Company Enerl Group Inc. (formerly Enerl Holdings Inc.), Enerl Inc. (formerly Imprimis Inc.), Enerl Battery Company (formerly Enerl USA Inc.) and Messrs. Mike Zoi and Peter Novak state that all the obligations assumed herein are construed as established jointly, severally and indivisibly even with respect to private rights holders or successors.

[at right:]	Enerl Battery Company Mr. Peter Novak Mr. Mike Zoi	[initials] [initials] [initials]	Enerl S.r.l. Enerl Group Inc. Enerl Inc.	[initials] [initials] [initials]

Article 12. EFFECTIVENESS OF THE BANK’S ACCOUNTING

It is established that the balance resulting from the books of the Banks itself and its statements shall be given full faith for calculating the loan, without need to determine it judicially.

Article 13. FUTURE CHARGES

It is agreed that the Company shall be liable for any charges for taxes, fees, withholdings or expenses that must be paid with respect to the present contract and the payment to be made based on it, including those derived from its recordation.

It is expressly agreed that any new increase in charges of a tax or governmental nature that be related to the present contract, shall be borne entirely by the Company.

Article 14. SELECTION OF DOMICILE

For the effects of the obligations derived from the present document, the Bank selects its domicile at its headquarters in Milan; the Company at its headquarters in Milan.

Article 15. COMPETENT JURISDICTION

The present contract shall be regulated by Italian law and be interpreted pursuant to it. The parties further agree that for any dispute related to the present contract the Jurisdiction of Milan shall be competent, the competence established in the code of procedure for precautionary, emergency and executory proceedings remaining, with the right of the Bank to adhere to any other competent venue remaining unaffected.

[at right:]	Enerl Battery Company Mr. Peter Novak Mr. Mike Zoi	[initials] [initials] [initials]	Enerl S.r.l. Enerl Group Inc. Enerl Inc.	[initials] [initials] [initials]

Article 16. AGREEMENT ON INFORMATION PROCESSING

AND REPORTING

With respect to the present financing, all the parties signing the present agreement provide their consent to the processing of information pursuant to and for the effects of Law 675/96.

Article 17. COMMUNICATIONS

Communications shall be made by telex or fax subsequently confirmed by certified mail at the following addresses:

Meliorbanca S.p.A.
Via Borromei 5
20123 Milan

Enerl S.r.l.
Via Leopardi 27
20100 Milan

For
Enerl Group Inc., Enerl Inc., Enerl Battery Company, Mr. Peter Novak and Mr. Mike Zoi
c/o
Enerl Inc.
1601 Clint Moore Road
Boca Raton, FL 33487 – USA

or to such other addresses as any of the parties shall notify the other of by certified mail.

The remaining content where not hereby amended and/or supplemented remain unaltered and unchanged, including the terms, conditions, obligations and guaranties in the Original Contract as amended and supplemented by the Supplementary Agreement and the separate [letters?] and documents.

If you are in agreement with the foregoing, we would request you please to transcribe the text hereof onto your letterhead and to return a copy thereof duly signed in agreement and initialed on every page by the appropriately authorized party. Also please specifically approve, for all legal effects, the following clause:

[at right:]	Enerl Battery Company Mr. Peter Novak Mr. Mike Zoi	[initials] [initials] [initials]	Enerl S.r.l. Enerl Group Inc. Enerl Inc.	[initials] [initials] [initials]

Art. 1 Effectiveness
Art. 2 Recognition of Debt
Art. 4 Method of Repayment of Residual Debt
Art. 5 Payment of Interest
Art. 6 Arrears Interest
Art. 7 Conditions Precedent and Miscellaneous Obligations
Art. 9 Causes for Loss of the Benefit of the Term – Causes for Terminating Supplementary Agreement II
Art. 11 Joint and Several Obligations
Art. 12 Effectiveness of the Bank’s Accounting
Art. 13 Future Charges
Art. 15 Competent Jurisdiction

Kind regards,

E.to Meliorbanca S.p.A.

Enerl S.r.l.
(formerly On Power Battery S.r.l.)

Enerl Group Inc.
(formerly Enerl Holdings Inc.)

Enerl Inc.
(formerly Imprimis Inc.)

Enerl Battery Company
(formerly Enerl USA Inc.)

Mr. Peter Novak

Mr. Mike Zoi	[signature] [signature] [signature] ___________ [signature] [signature]

The Company states that it has examined in detail and agrees to all the preceding clauses and in particular that it has paid particular attention and then to approve pursuant to Articles 1341 and 1342 of the Civil Code, the following clauses:

[at right:]	Enerl Battery Company Mr. Peter Novak Mr. Mike Zoi	[initials] [initials] [initials]	Enerl S.r.l. Enerl Group Inc. Enerl Inc.	[initials] [initials] [initials]

Art.	1 Effectiveness Art. 2 Recognition of Debt

Art.	4 Method of Repayment of Residual Debt Art. 5 Payment of Interest Art. 6 Arrears Interest

Art.	7 Conditions Precedent and Miscellaneous Obligations

Art.	9 Causes for Loss of the Benefit of the Term – Causes for Terminating Supplementary Agreement II

Art.	11 Joint and Several Obligations Art. 12 Effectiveness of the Bank’s Accounting Art. 13 Future Charges Art. 15 Competent Jurisdiction

Enerl S.r.l.
(formerly On Power Battery S.r.l.)

Enerl Group Inc.
(formerly Enerl Holdings Inc.)

Enerl Inc.
(formerly Imprimis Inc.)

Enerl Battery Company
(formerly Enerl USA Inc.)

Mr. Peter Novak

Mr. Mike Zoi	[signature] [signature] [signature] [signature] [signature] [signature]

[at right:]	Enerl Battery Company Mr. Peter Novak Mr. Mike Zoi	[initials] [initials] [initials]	Enerl S.r.l. Enerl Group Inc. Enerl Inc.	[initials] [initials] [initials]

[logo:] On Power BATTERY	[stamp:] [illegible] No. [hw:] 27970 Appendix [hw:] A

DESCRIPTION	SUPPLIER	QUANTITY		TOTAL PRICE ITL
Bed Unit, Model C/D 2.5	Soft-tronic	1	$1,200,000.00	2,400,000,000
High frequency	Soft-tronic	1	$ 620,000.00	1,240,000,000
induction baked
electronic blocks for
treating rusted
materials
Automatic pilot line	Soft-tronic	1	$3,220,000.00	6,440,000,000
for material products
for cathodes
Automatic pilot line	Soft-tronic	1	$3,220,000,00	6,440,000,000
for material products
for cathodes
Automatic pilot line	Soft-tronic	1	$3,000,000.00	6,000,000,000
for material products
for cathodes
EEE292A	ARCOTRONICS	1		90,000,000
[illegible]
SPF300B	ARCOTRONICS	1		693,000,000
9FF466A	ARCOTRONICS	2		661,000,000
TTW294	ARCOTRONICS	1		140,000,000
SDS299	ARCOTRONICS	1		78,000,000
TFI293	ARCOTRONICS	2		90,000,000
LOA	ARCOTRONICS	1		348,000,000
ASB	ARCOTRONICS	1		332,000,000
CPV	ARCOTRONICS	1		360,000,000
Transportation System	ARCOTRONICS	1		56,000,000
Auxiliary tool set	ARCOTRONICS	1		47,000,000
ENR	ARCOTRONICS	3		2,008,000,000
ASB	ARCOTRONICS	3		2,224,000,000
TWF486	ARCOTRONICS	3		2,931,220,000
SPF446	ARCOTRONICS	3		2,923,000,000

[illegible stamp]

ON POWER BATTERY S.R.L.

Registered Address: [illegible] 4/E – 50137 – FLORENCE
Administrative and Sales Offices: Via [illegible] 25 19125 La [illegible]
V.A.T. No. 04897520484 – R.E.A. Florence no. 498889 – Reg. [illegible]
TEL.: [illegible] FAX: [illegible]
[illegible]
[illegible]

[logo:] On Power
         BATTERY

CFV	ARCOTRONICS	3		1,161,600,000
Machine for [illegible]	SATAKO	2	$77,119,200	1,584,270,000
Battery Abuse
Full system for	[illegible]	3	[illegible] 2,400,000	4,650,000,000
maintaining an
ultra-pure Argon
atmosphere to handle
[illegible materials
[illegible]
2 gas purification
systems MB 300-G-K
6 [illegible]
4 mini [illegible]
1 [illegible]
Tools for testing	[illegible]
battery components
(electrolyte, cathode,
anode materials)
o X testing machinery
to define the
[illegible]
o Machinery for
chemical analysis
o Pilot device for
producing [illegible]
				42,875,070,000

ON POWER BATTERY S.R.L.

Registered Address: [illegible] 4/E – 50137 – FLORENCE
Administrative and Sales Offices: Via [illegible] 25 19125 La [illegible]
V.A.T. No. 04897520484 – R.E.A. Florence no. 498889 – Reg. [illegible]
TEL.: [illegible] FAX: [illegible]
[illegible]
[illegible]

[illegible stamp]
[illegible hw]

[stamp:]	Copy agrees with the original [signed pursuant to the law?], written on [hw:] 17 pages. Issued [stamp:] FOR LEGAL USES Cagliari, [stamp:]6 OCT. 2000

[signature]

[illegible notary stamp]

[initials]